Registration No. 333-107180

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 2
                                  TO FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 11
       (Exact names of registrant as specified in governing instruments)

                              17782 Sky Park Circle
                            Irvine, California 92614
                                 (714) 662-5565
          (Address and telephone number of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & ASSOCIATES, INC.
                              17782 Sky Park Circle
                            Irvine, California 92614
                                 (714) 662-5565
            (Name, address and telephone number of agent for service)


                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                           Derenthal & Dannhauser LLP
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                 (415) 981-4844

           Date of termination of sale to the public: November 1, 2004

     Through a Registration Statement on Form S-11 which was declared effective on January 5, 2004, WNC Housing Tax Credit Fund VI, L.P., Series 11 ("Series 11") registered 25,000 units of limited partnership interest ("Series 11 Units") for offer and sale to the public.

     The public offering conducted by Series 11 pursuant to such Registration Statement terminated on November 1, 2004, at which date 16,046 Series 11 Units had been issued and sold by Series 11.

     No further Series 11 Units will be issued and sold pursuant to such Registration Statement.

     This post-effective amendment no. 2 to the Registration Statement is filed for the purpose of deregistering the 8,954 Series 11 Units which are unissued and unsold.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 4th day of November, 2004.

                           WNC HOUSING TAX CREDIT FUND VI, L.P.,
                            SERIES 11

                           By:   WNC National Partners, LLC,
                                 General Partner

                                 By:   WNC & Associates, Inc.,
                                       Managing Member

                                       By:   /s/ DAVID N. SHAFER
                                             David N. Shafer,
                                             Executive Vice President



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



     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     CAPACITY                         DATE


/s/ WILFRED N. COOPER, SR.    Chairman of the Board            November 4, 2004
Wilfred N. Cooper, Sr.        of WNC & Associates, Inc.


/s/ WILFRED N. COOPER, JR.    Director, president,             November 4, 2004
Wilfred N. Cooper, Jr.        chief executive officer
                              and secretary of
                              WNC & Associates, Inc.

/s/ DAVID N. SHAFER           Director and executive           November 4, 2004
David N. Shafer               vice president of
                              WNC & Associates, Inc.


/s/ THOMAS J. RIHA            Senior vice president -          November 4, 2004
Thomas J. Riha                chief financial officer of
                              WNC & Associates, Inc.





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